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                                                                    Exhibit 4.52

FIRST AMENDMENT TO SUPPLY CONTRACT FOR THE PROCUREMENT AND INSTALLATION OF RING
      JASUKA BACKBONE NO. K.TEL 10/HK920/UTA-00/2006 DATED 6 FEBRUARY 2006

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The Parties:            1. TELKOM;

                        2. NEC-SIEMENS CONSORTIUM.

Preceding Agreements:   Supply Contract No. KTEL.93/HK.910/UTA-00/2005 dated 10
                        June 2005.

Amended Provisions:     The parties agree to amend technical provisions on the
                        project manager to become as follows: "Project Manager was appointed by TELKOM who shall be duty authorized and to act for and on behalf of TELKOM in the execution of the Project is Head of TELKOM Construction Center (KAPUS
                        CC)";

                        The parties agree to amend provision on TELKOM address to become as follows:

                        TELKOM

                        Project Manager for Ring Jasuka Backbone
                        PT TELEKOMUNIKASI INDONESIA Tbk.
                        Head of Telkom Construction Center
                        Telkom Building 6th Floor
                        Jalan Japati Nomor 1
                        Bandung - 40133, Indonesia
                        Phone: (022) 7209022
                        Fax No.: (022) 7206530

                        CC: Director of Network and Solution
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